Exhibit 10.3

________, 2007

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, Florida 33487

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladenburg Thalmann & Co. Inc.

4400 Biscayne Blvd., 14th Floor

Miami, Florida 33137

Re:	Initial Public Offering

Gentlemen:

The undersigned officer of Enterprise Acquisition Corp. (“Company”), in consideration of UBS Securities LLC and Ladenburg Thalmann & Co. Inc. (collectively, the “Underwriters”) agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1.         If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by her in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.         In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, Staton Bell Blank Check LLC, of which the undersigned owns an interest, hereby agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider, financing provider or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business. In the event that Staton Bell Blank Check LLC is

Enterprise Acquisition Corp.

UBS Securities LLC

Ladenburg Thalmann & Co. Inc.

__________, 2007

unable to satisfy its obligations hereunder, the undersigned agrees to satisfy such obligations on behalf of Staton Bell Blank Check LLC.

3.         In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Underwriters that the business combination is fair to the Company’s stockholders from a financial perspective.

5.         Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Bell & Staton, Inc. (“Related Party”), shall be allowed to charge the Company $7,500 per month, to compensate it for certain general and administrative services including office space, utilities and secretarial support, as may be required by the Company from time to time. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.         Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.         The undersigned will escrow all of the Insider Shares beneficially owned by her acquired prior to the IPO until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.         The undersigned agrees to be the Corporate Secretary of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the

Enterprise Acquisition Corp.

UBS Securities LLC

Ladenburg Thalmann & Co. Inc.

__________, 2007

information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and the Underwriters and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)       he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)       he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)       he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.         The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board of the Company.

10.       The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11.       The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

12.       In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13.       The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and its legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor its agents shall be violating the undersigned’s right of privacy in any manner in

Enterprise Acquisition Corp.

UBS Securities LLC

Ladenburg Thalmann & Co. Inc.

__________, 2007

requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction . The undersigned hereby (i) agrees that any action, proceeding or claim against her arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Akerman Senterfitt as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to each of the Company and the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15.       As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

Maria Balodimas Staton

Print Name of Insider

Signature

Acknowledged and agreed

Staton Bell Blank Check LLC

Exhibit A

[biographical information from Form S-1]

Exhibit B

[D&O questionnaire]